EXHIBIT 4




                                                      OPTION TO PURCHASE
                                                      _______ SHARES
                                                      (NUMBER)

                          COMMON STOCK PURCHASE OPTION

                       (Void after October ______, 2000)

                                   CPAC, INC.

                              2364 Leicester Road
                           Leicester, New York 14481

             (Incorporated under the Laws of the State of New York)

THIS IS TO CERTIFY THAT

                        ______________________________
                                Name of Optionee

or assigns (the "Holder"), is entitled to purchase after October ____ , 1995 and on or before the close of business on October _____, 2000 up to _________
(              ) shares of the $.01 par value Common Stock (the "Common Stock")
of CPAC, Inc. (the "Company") at a per share exercise price of Fourteen Dollars and Fifty Cents ($14.50), subject to adjustment with respect to the number of shares subject to this Option and/or the calculation of the per share exercise price in the manner hereinafter set forth. (Such shares and such per share exercise price, as so adjusted, being hereinafter referred to as the "Underlying Shares" and the "Exercise Price", respectively.)

1. This Option may be exercised by the Holder hereof as to all or any portion of the Underlying Shares by presentation and surrender to the Company at its principal office in Leicester, New York, the Form of Subscription annexed hereto duly executed and accompanied by payment of the appropriate Exercise Price for the number of shares specified in such Form and upon such exercise, and payment, the Company shall issue to the Holder and in its name a certificate(s) representing the number of Underlying Shares for which it has subscribed. If this Option shall be exercised in part only, the Company shall, upon surrender of this Option for cancellation, execute and deliver a new Option evidencing the rights of the Holder to purchase the balance of the Underlying Shares.

2. This Option is assignable at the discretion of the Holder, upon presentation and surrender hereof, together with the Form of Assignment annexed hereto duly executed, to the Company at its principal office located at 2364 Leicester Road, Leicester, New York 14481. Upon surrender of this Option to the Company, with the Form of Assignment, the Company shall execute and deliver a new Option in the name of the assignee named in such Form of Assignment and this Option shall promptly be cancelled. This Option may be divided or combined with other Options which carry the same rights upon presentation hereof at the principal office of the Company, together with a written notice specifying the names and denominations in which new Options are to be issued and signed by the Holder hereof. The Holder of this Option shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or in equity, and the rights of the Holder of this Option are limited to those expressed in this Option. .

3. The Exercise Price and the number and character of the Underlying Shares shall be subject to adjustment, as follows:

(a) In case the Company shall at any time pay a dividend in shares of its Common Stock or subdivide its outstanding shares of Common Stock into a greater number of shares, the Underlying Shares purchasable upon exercise immediately prior to such dividend or subdivision shall be proportionately increased, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Underlying Shares purchasable upon exercise immediately prior to such combination shall be proportionately reduced.

(b) In case of any reclassification, capital reorganization or other organic change of outstanding shares of Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a wholly owned subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock) or in case of any sale or transfer to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company shall, as a condition precedent to such transaction cause effective provision to be made so that the Holder of this Option shall have the right thereafter, by exercising such Option, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization or other change, consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock of the Company which might have been purchased upon exercise of such Option immediately prior to such reclassification, capital reorganization or other change, consolidation, merger, sale or transfer. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Option. This subparagraph 3(b) shall similarly apply to any successive reclassification, capital reorganization and other organic change of shares of Common Stock and to successive consolidations, mergers, sales or transfers. In the event that at any time, as a result of an adjustment made pursuant to this subparagraph 3(b), the Holder of this Option shall become entitled to purchase upon exercise of this Option shares of stock, evidences of indebtedness, or other securities or assets (other than shares of Common Stock) then, wherever appropriate, all references herein to shares of Common Stock shall be deemed to refer to and include such shares of stock, evidences of indebtedness, other securities or assets; and thereafter the number of such shares of stock, evidences of indebtedness, or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions contained in this subparagraph 3(b).

(c) In case after the date hereof, the Company shall declare a dividend upon shares of Common Stock payable otherwise than out of earnings, retained earnings, or earned surplus or otherwise than in shares of Common Stock, the Holder of this Option shall, upon exercise of such Option in whole or in part, be entitled to purchase, in addition to the number of shares of Common Stock deliverable upon such exercise against payment of the Exercise Price therefor, but without further consideration, the cash, stock or other securities or property which the Holder of such Option would have received as dividends (otherwise than out of such earnings, retained earnings, or earned surplus and otherwise than in shares of Common Stock). For purposes of this subparagraph 3(c), a dividend payable otherwise than in cash or otherwise than in shares of Common Stock shall be considered to be payable out of earnings, retained earnings, or earned surplus only to the extent that such earnings, retained earnings, or earned surplus shall be charged in an amount equal to the fair value of such dividends as determined by the Board of Directors.

4. Upon each adjustment of the number of shares of Underlying Shares purchasable as set forth in paragraph 3, the Holder of this Option shall thereafter (until another such adjustment) be entitled to purchase, at new Exercise Price, up to such adjusted number of shares, calculated to the nearest full share. Such new Exercise Price shall be calculated by multiplying the number of Underlying Shares immediately prior to such adjustment by the Exercise Price in effect immediately prior to such adjustment and dividing the product so obtained by the new number of Underlying Shares.

5. Whenever the Exercise Price shall be adjusted as required by the provisions of the foregoing paragraph 4, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office, and with its transfer agent a certificate from its independent certified public accountants showing the new Exercise Price, determined as there provided, setting forth in reasonable detail the facts requiring the adjustment of such price, including a statement of the number of additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such accountants' certificate shall be made available at all reasonable times for inspection by the Holder of this Option and the Company shall, forthwith after each such adjustment mail a copy of such certificate to the Holder of this Option.

6.    So long as this Option shall be outstanding,
(a) if the Company shall pay any dividend or make any distribution upon its Common Stock as provided in subparagraph 3(a) or,

(b) if the Company shall offer to the holders of its Common Stock for subscription or purchase by them any shares of stock of any class or any other rights or,

(c) if any capital reorganization of the Company, reclassification of the Common Stock of the Company, consolidation or merger of the Company with or into another corporation, sale or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then, in any such case, the Company shall cause to be mailed to the Holder, at least ten (10) days prior to the earliest date hereinafter specified, a notice containing a brief description of the proposed action and stating the anticipated date on which (1) a record is to be taken for the purpose of such dividend or distribution, or (2) such reclassification, reorganization, consolidation, merger, sale or transfer, dissolution, liquidation or winding up is to take place and the anticipated date, if any is to be fixed, as of which the holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, sale or transfer, dissolution, liquidation or winding up. After any such notice shall be given, the Company shall give the Holder of this Option copies of all notices sent to the Company's stockholders.

7. The Company shall not be required to issue any fractional shares of Common Stock upon exercise of this Option or cash in lieu of fractional shares, but instead this Option shall be deemed to confer the right to purchase the next larger number of full shares of Common Stock.

8. The Company will not by amendment of its certificate of incorporation or through reorganization, consolidation, merger, dissolution, or sale or transfer of assets, or by any other voluntary act or deed, avoid or seek to avoid the performance or observance of any of the covenants, stipulations or conditions in this Option to be observed or performed by the Company, but will at all times in good faith assist, insofar as it is able, in the carrying out of all provisions of this Option and in the taking of all other actions which may be necessary in order to protect the rights of the Holder of this Option against dilution. Without limiting the generality of the foregoing, the Company agrees that it will not increase the par value of any shares which are at the time issuable upon exercise of this Option above the Exercise Price and that, before taking any action which would cause an adjustment reducing the Exercise Price below the then par value of the shares issuable upon exercise of this Option, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares at the actual
Exercise Price.

9. The Company agrees that upon the written request made by the Holder upon the exercise of this Option as set forth in the Notice of Intent to Exercise Option, in the form annexed hereto and duly executed, the Company shall, at its expense, prepare and file with the Securities and Exchange Commission a Registration Statement on Form S-3 or any other short registration form whenever the Company is permitted under applicable rules promulgated by the Securities and Exchange Commission to use such short form under the Securities Act of 1933, as amended (the 1933 Act), relating to the resale of such Underlying Shares by the Holder, shall use its best efforts to have the Registration Statement become effective as promptly as possible, and shall furnish to such Holder a copy of the Registration Statement and any Prospectus forming a part thereof. The Company will not be obligated to effect more than one registration with respect to the resale of the Underlying Shares pursuant to the provisions of this paragraph. The Company's registration obligation under this paragraph 9 is a "best efforts" obligation only and provided the Holder so requests in writing, the Company shall use its best efforts to effectuate a shelf registration of the Underlying Shares for resale under Rule 415 promulgated by the Securities and Exchange Commission. More specifically, pursuant to its obligations hereunder, upon the written request of the Holder to so register the Underlying Shares, the Company will as expeditiously as possible:

(a) prepare and file with the Securities and Exchange Commission a Registration Statement (which shall be, to the extent the Company is permitted to do so under applicable rules promulgated by the Securities and Exchange Commission, a short form Registration Statement) with respect to the resale of the Underlying Shares and use its best efforts to cause such Registration Statement to become effective;

(b) prepare and file with the Securities and Exchange Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and comply with the provisions of the 1933 Act with respect to the distribution of all securities covered by such Registration Statement;

(c) furnish to the Holder of this Option such Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (as such is declared effective by the Securities and Exchange Commission), copies of the most recent Annual, Quarterly and Current Reports on Forms 10-K, 10-Q and 8-K respectively, as well as copies of the most recent proxy statement(s) and annual report furnished to shareholders, all as filed by the Company with the Securities and Exchange Commission;

(d) use its best efforts to register or qualify such Underlying Shares in such jurisdictions as the Holder reasonably requests and do any and all other acts and.things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of the Underlying Shares provided that the Company will not be required to

(i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph;

(ii)  subject itself to taxation in any jurisdiction where it    would not
otherwise be subject to taxation but for this  subparagraph;

(iii) consent to general service of process in any jurisdiction where it would not otherwise be subject to process but for this subparagraph;

(e) notify the Holder at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, and, at the request of the Holder, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Underlying Shares, such prospectus will not contain an untrue statement of material fact or omit to state any fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading;

(f) enter into any such customary agreements (including underwriting agreements in customary form) and take all such other actions as the Holder or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such registered Shares;

(g) make available for inspection by the Holder, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement and cause the Company's attorneys and accountants to deliver legal opinions and comfort letters to the Holder which have been delivered in connection therewith.

10. The Holder of this Option understands that except as provided in paragraph 9 above, the Company has not agreed to register either the issuance or the resale of the Underlying Shares in accordance with the provisions of the 1933 Act or to register either the issuance or the resale of the Underlying Shares under any applicable state securities laws. Hence, the Holder agrees that by virtue of the provision of certain rules respecting "restricted securities" promulgated under such federal and/or state laws, unless the resale of the Underlying Shares is registered as provided in paragraph 9 above, the Underlying Shares which the Holder would purchase upon the exercise of this Option must be held indefinitely and may not be sold, transferred, pledged, hypothecated or otherwise encumbered for value, unless and until a secondary distribution and/or resale of such Underlying Shares is subsequently registered under such federal and/or state securities laws, or unless an exemption from registration is available, in which case the Holder of such Underlying Shares still may be limited as to the amount of the Underlying Shares that may be sold, transferred, pledged and/or encumbered for value. The Holder of this Option therefore agrees that except as provided in paragraph 9 above, the Company may affix upon any certificate representing the Underlying Shares issued upon exercise of this Option a legend that such shares may not be transferred in violation of Section 5 of the Securities Act of 1933.

11.   The Company shall have the obligations set forth in this Agreement to

(a)   the Holder of this Option and its assigns and

(b) the Holder of any securities issued or issuable upon such exercise of this Option, and the Holder of this Option and the holder of any securities issued or issuable upon such exercise of this Option shall have the respective responsibilities of the holder designated in this Option Agreement.

12. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Option, and of indemnity or security reasonably satisfactory to it and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Option, if mutilated, the Company will make and deliver a new Option of like tenor, in lieu of this Option, provided that so long as this Option shall be held by an institutional investor of recognized standing, an agreement of indemnity shall suffice, in lieu of a bond or other security.

13. All communications and notices provided for in this Option, may be delivered or sent by certified mail, return receipt requested, addressed to the Holder at the address last furnished by such Holder to the Company, and to the Company, at its principal office in the City of Leicester, New York, addressed to the attention of the Secretary. The Company or the Holder of this Option may designate a new address by giving notice thereof to the other. Any notice shall be sent via air mail if the distance between the address and the point of mailing exceeds 500 miles. If mailed in the United States, any notice or communication shall be deemed given and delivered on the second business day after the date of mailing.

14. This Option shall be construed in accordance with and governed by the laws of the State of New York.

15. Until the expiration date of this Option, the Company shall reserve and keep available a sufficient number of shares to satisfy the requirements of all this Option.

16.   This Option shall be binding upon any successor or assigns of the Company.

17.  This Option shall be wholly void and of no effect after October       ,
2000.



WITNESS the duly authorized signature of the Company and the Holder by their officers duly authorized dated as of

October _______ , 1995.

                                          CPAC, INC.

                                          BY:   ____________________________
                                                Thomas N. Hendrickson
                                                President and
                                                Chief Executive Officer

                                                ____________________________
                                                Name of Optionee

                                          BY:   ____________________________
                                                (Name)
                                                (Title)


                              FORM OF SUBSCRIPTION



                  [To be signed only upon exercise of Option]

CPAC, INC.

The undersigned, the Holder of the within Option, hereby irrevocably elects to exercise the purchase right represented by such Option for, and to purchase
thereunder,            shares of the $.01 par value Common Stock of CPAC, Inc.
            ----------
and herewith makes payment for the subscribed for number of shares by certified
check or bank draft made payable to CPAC, Inc. in the amount of $             ,
                                                                 ------------
and requests that the certificates for such shares be issued in the name of, and
delivered to whose address is                 .
                              ---------------


Dated:
                                         ____________________________________
                                          (Signature must conform in all
                                          respects to the name of Holder as
                                          specified on the face of
                                          the Option or Form of Assignment.)

                                          __________________________________
                                          Address


In the Presence of:



__________________________________

                               FORM OF ASSIGNMENT



                  [To be signed only upon transfer of Option]

For value received, the undersigned hereby sells, assigns and transfers unto
                      whose address is                         the right
- ---------------------                   -----------------------
represented by the within Option to purchase shares of the Common Stock of CPAC, Inc., to which the within Option relates, and appoints Attorney to transfer such right on the books of CPAC, Inc. with full power of substitution in the premises.

Dated:


                                          ____________________________________
                                          (Signature must conform in all
                                          respects to the name of Holder as
                                          specified on the face of
                                          the Option or Form of Assignment.)

                                          ____________________________________
                                          Address


In the Presence of:



_______________________________



                                NOTICE OF INTENT

                               TO EXERCISE OPTION



The undersigned Holder of the within Option hereby serves Notice of its Intent
to Exercise the within Option to purchase thereunder,               shares of
                                                      -------------
the $.01 par value Common Stock of CPAC, Inc. within the next ninety (90) days and hereby requests CPAC, Inc. to cause the sale of such shares by the Holder to be registered under the Securities Act of 1933 in accordance with paragraphs 9 and 10 of the within Option.

Dated:

                                          ____________________________________
                                          (Signature must conform in all
                                          respects to the name of Holder as
                                          specified on the face of
                                          the Option or Form of Assignment.)

                                          ____________________________________
                                          Address

In the Presence of:




__________________________________